UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2010

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission File Number)	94-2160013 (IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05,	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On October 29, 2010, the Board of Directors of Activant Solutions Inc. (the “Company”) approved a new Code of Business Conduct and Ethics (the “Code”), which replaces and substantially elaborates on the Company’s prior Code of Business Conduct and Ethics. The Code applies to all of the directors, officers and employees of the Company. The code addresses, among other things, honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in company filings and public communications; compliance with laws; prompt internal reporting; and accountability. The Company has posted the Code on its website, http://www.activant.com/.

Item 7.01,	Regulation FD Disclosure
     The Company currently is in the process of seeking an amendment to its Credit Agreement dated as of May 2, 2006, as amended (the “Credit Agreement”), among Lone Start Merger Corp. (merged with, and into, Activant Solutions Holdings Inc., which in turn, merged with, and into the Company), as the Borrower, Lone Star Holding Corp., Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and an L/C Issuer, the other lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and Lehman Commercial Paper Inc., as Documentation Agent that, among other things, would amend the Credit Agreement to extend the term of the Credit Agreement and re-set covenant levels. Under the proposed amendment not less than $250.0 million of the existing term loans would be extended to mature on February 2, 2016 and up to $33.0 million of the existing revolving credit commitments would be extended to mature on May 2, 2013. The existing term loans and the existing revolving credit commitments are currently set to mature on May 2, 2013 and May 2, 2011, respectively. Further, under the terms of the proposed amendment, the maximum leverage ratio would step down only to 4.25x from and including December 31, 2010 to and including September 30, 2011. It would step down to 4.00x from and including December 31, 2011 through 2012. It would further step down to 3.75x thereafter through end of the extension term of February 2, 2016. The terms of the proposed amendment are preliminary and subject to review and approval by the requisite lenders as well as the Company and therefore subject to further revision in connection with the amendment process.
     The Company was in compliance with all covenants under the Credit Agreement, as of the date of filing this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
By:	/S/ TIMOTHY F. TAICH
	Name:	Timothy F. Taich
	Title:	Vice President and General Counsel

Date: November 1, 2010